Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Registration Statement No. 333-66484 of WorldWater & Solar Technologies Corp. and Subsidiaries (formerly WorldWater & Power Corp. and Subsidiaries) on Form S-8 of our report dated March 27, 2008, appearing in the Annual Report on Form 10-K  of WorldWater & Solar Technologies Corp. and Subsidiaries as of and for the three-year period ended December 31, 2007.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey

March 27, 2008